UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2002

VITAL LIVING, INC.
 (Exact name of registrant as specified in charter)

NEVADA	88-0485596

(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5080 N. 40th Street Suite 105 Phoenix, Arizona	85018

(Address of Principal Executive Office)	(Zip Code)

(602) 952-9509
(Registrant’s Executive Office Telephone Number)

Item 5. Other Events and Regulation FD Disclosures

     This Current Report on Form 8-K is being filed to report the event described in the press release attached hereto as Exhibit 99.1 and incorporated by reference. mVital Living signed a definitive three-year agreement with National Provider Network, a subsidiary of Medical Resource, Inc., based in Marlton, N.J., effective September 30th 2002. This agreement marks the first initiative for Vital Living with a leading Preferred Provider Organization (PPO), and augments Vital Living’s existing distribution through medical institutions. National Provider Network and its affiliates operate a preferred provider network which consists of approximately 300,000 physicians and 30,000 participating ancillary facilities and hospitals. National Provider Network will actively market and distribute Vital Living’s Medical Food product, Essentum™ and Essentum N.P., the products marketed and distributed by the PPO relative to cardiovascular disease.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 30, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

	By	/s/ BRAD EDSON

Brad Edson, C.E.O.
Date: October 15, 2002

EXHIBITS

99.1*	Press Release

*	Filed herewith